UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  July 17, 2013

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

The registrant’s press release dated July 17, 2013, regarding its financial results for the periods ended June 30, 2013, including consolidated financial statements for the periods ended June 30, 2013, is Attachment I of this Form 8-K.  Attachment II are the slides for IBM’s Chief Financial Officer Mark Loughridge’s second quarter earnings presentation on July 17, 2013, as well as certain reconciliation and other information (“Non-GAAP Supplemental Materials”) for information in Attachment I (press release), Attachment II (slides) and in Mr. Loughridge’s presentation. All of the information in Attachment I and II is hereby filed.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 17, 2013

	By:	/s/ James J. Kavanaugh

James J. Kavanaugh
Vice President and Controller

3

ATTACHMENT I

IBM REPORTS 2013 SECOND-QUARTER RESULTS

RAISES 2013 OPERATING EPS EXPECTATION BY $0.20 to $16.90,

EXCLUDING $1 BILLION SECOND-QUARTER WORKFORCE REBALANCING CHARGE

•      GAAP Results:

•      Diluted EPS: $2.91, down 13 percent;

•      Net income: $3.2 billion, down 17 percent;

•      Gross profit margin: 48.7 percent, up 1.0 points;

•      Operating(non-GAAP) Results, excluding workforce rebalancing charges (most indicative of operational trajectory):

•      Diluted EPS: $3.91, up 8 percent, excluding workforce rebalancing charges;

•      Net income: $4.3 billion, up 3 percent, excluding workforce rebalancing charges;

•      Gross profit margin: 49.7 percent, up 1.4 points;

•      2013 full-year operating (non-GAAP) EPS expectations excluding $1 billion second-quarter workforce rebalancing charge: up $0.20 to at least $16.90;

•      Operating (non-GAAP) Results, including workforce rebalancing charges:

•      Diluted EPS: $3.22, down 8 percent; including workforce rebalancing charges;

•      Net income: $3.6 billion, down 12 percent; including workforce rebalancing charges;

•      Gross profit margin: 49.7 percent, up 1.4 points;

•      2013 full-year “all in” operating (non-GAAP) EPS expectations, including $1 billion second-quarter workforce rebalancing charge: down $0.45 to at least $16.25, driven by reduction in anticipated second-half gains and $0.20 operating improvement;

•      Revenue: $24.9 billion, down 3 percent, down 1 percent adjusting for currency:

•      Software revenue up 4 percent, up 5 percent adjusting for currency;

•       Key branded middleware up 9 percent; up 10 percent adjusting for currency;

•      Services revenue down 4 percent, down 1 percent adjusting for currency;

•       Global Business Services revenue down 1 percent, up 2 percent adjusting for currency;

•      Services backlog of $141 billion, up 3 percent, up 7 percent adjusting for currency;

•      Systems and Technology revenue down 12 percent, down 11 percent adjusting for currency:

•       System z mainframe revenue up 10 percent; up 11 percent adjusting for currency;

•      Growth markets revenue flat, up 1 percent adjusting for currency;

•      Business analytics revenue up 11 percent;

•      Smarter Planet revenue up more than 25 percent in first half;

•      Cloud revenue up more than 70 percent in first half;

ARMONK, N.Y., July 17, 2013 . . . IBM (NYSE: IBM) today announced second-quarter 2013 diluted earnings of $2.91 per share, compared with diluted earnings of $3.34 per share in the second quarter of 2012, a decrease of 13 percent.  Operating (non-GAAP) diluted earnings were $3.22 per share, including workforce rebalancing charges, compared with operating diluted earnings of $3.51 per share in the second quarter of 2012, a decrease of 8 percent.  Operating (non-GAAP) diluted earnings per share were $3.91, an increase of 8 percent, excluding the impact of workforce rebalancing charges.

Second-quarter net income was $3.2 billion compared with $3.9 billion in the second quarter of 2012, a decrease of 17 percent.  Operating (non-GAAP) net income was $3.6 billion, including workforce rebalancing charges, compared with $4.1 billion in the second quarter of 2012, a decrease of 12 percent.  Operating (non-GAAP) net income, excluding the impact of workforce rebalancing, was $4.3 billion, an increase of 3 percent.

Total revenues for the second quarter of 2013 of $24.9 billion were down 3 percent (down 1 percent, adjusting for currency) from the second quarter of 2012.

“In the second quarter, we delivered strong performance in our higher-value software and mainframe businesses and again significantly increased our services backlog on growth in new business,” said Ginni Rometty, IBM chairman, president and chief executive officer.

“Going forward, we will continue investing in our strategic growth initiatives, acquiring and divesting capabilities, re-balancing skills and taking action in the areas that are not performing.  We expect continued improvement through the second half of the year and remain confident that we will achieve our increased 2013 operating EPS expectation of at least $16.90, excluding the $1 billion workforce rebalancing charge in the second quarter.”

Second-Quarter GAAP — Operating (non-GAAP) Reconciliation

Second-quarter operating (non-GAAP) diluted earnings exclude $0.31 per share of charges: $0.15 per share for the amortization of purchased intangible assets and other acquisition-related charges, and $0.16 per share for retirement-related charges driven by changes to plan assets and liabilities primarily related to market performance.

Full-Year 2013 Expectations

The company said that a substantial second-half gain that it was expecting in its prior view of earnings per share will not likely be achieved the end of 2013.  As a result, the company updated its prior full-year EPS expectations, including the impact of a second-quarter $1 billion workforce rebalancing charge, to at least $16.25, with the net impact of $0.45 driven by the elongated discussions for its larger divestiture project.  IBM’s full-year 2013 EPS expectations are as follows:

Full-year GAAP diluted earnings per share expectations are at least $15.08. Operating (non-GAAP) diluted earnings per share expectations are being raised to at least $16.90, excluding the second-quarter $1 billion workforce rebalancing charge. Operating (non-GAAP) earnings per share expectations are at least $16.25, including the second-quarter $1 billion workforce rebalancing charge.

The 2013 operating (non-GAAP) earnings expectations exclude $1.17 per share of charges for amortization of purchased intangible assets, other acquisition-related charges, and retirement-related charges.

Geographic Regions

The Americas’ second-quarter revenues were $10.7 billion, a decrease of 3 percent (down 3 percent, adjusting for currency) from the 2012 period.  Revenues from Europe/Middle East/Africa were flat at $7.8 billion (down 1 percent adjusting for currency).  Asia-Pacific revenues decreased 8 percent (flat, adjusting for currency) to $5.8 billion.  OEM revenues were $538 million, up 5 percent (up 6 percent adjusting for currency) compared with the 2012 second quarter.

Growth Markets

Revenues from the company’s growth markets were flat (up 1 percent, adjusting for currency).  Revenues in the BRIC countries — Brazil, Russia, India and China — were flat (up 1 percent, adjusting for currency).

Services

Global Technology Services segment revenues decreased 5 percent (down 2 percent, adjusting for currency) to $9.5 billion.  Global Business Services segment revenues were down 1 percent (up 2 percent, adjusting for currency) to $4.6 billion.

Pre-tax income from Global Technology Services decreased 14 percent and pre-tax margin decreased to 15.4 percent.  Pre-tax income from Global Technology Services increased 3 percent and pre-tax margin increased to 19.0 percent, excluding the impact of workforce rebalancing.  Global Business Services pre-tax income decreased

22 percent and pre-tax margin decreased to 13.0 percent.  Global Business Services pre-tax income increased 2 percent and pre-tax margin increased to 17.9 percent, excluding the impact of workforce rebalancing.

The estimated services backlog at June 30 was $141 billion, up 3 percent year over year at actual rates (up 7 percent, adjusting for currency).

Software

Revenues from the Software segment were $6.4 billion, up 4 percent (up 5 percent, adjusting for currency) compared with the second quarter of 2012.  Software pre-tax income decreased 2 percent and pre-tax margin decreased to 34.1 percent. Software pre-tax income increased 6 percent and pre-tax margin increased to 37.2 percent, excluding the impact of workforce rebalancing.

Revenues from IBM’s key middleware products, which include WebSphere, Information Management, Tivoli, Social Workforce Solutions (formerly Lotus) and Rational products, were $4.3 billion, up 9 percent (up 10 percent, adjusting for currency) versus the second quarter of 2012.  Operating systems revenues of $606 million were down 4 percent (down 2 percent, adjusting for currency) compared with the prior-year quarter.

Revenues from the WebSphere family of software products increased 9 percent year over year.  Information Management software revenues increased 5 percent.  Revenues from Tivoli software increased 13 percent.  Revenues from Social Workforce Solutions increased 22 percent, and Rational software increased 12 percent.

Hardware

Revenues from the Systems and Technology segment totaled $3.8 billion for the quarter, down 12 percent (down 11 percent, adjusting for currency) from the second quarter of 2012.  Excluding Retail Store Solutions (RSS), revenues were down 8 percent (down 7 percent adjusting for currency).  Systems and Technology pre-tax income decreased $375 million.  Systems and Technology pre-tax income decreased $199 million, excluding the impact of workforce rebalancing.

Total systems revenues, excluding RSS, decreased 10 percent (down 9 percent, adjusting for currency).  Revenues from Power Systems were down 25 percent compared with the 2012 period.  Revenues from System x were down 11 percent.  Revenues from System z mainframe server products increased 10 percent compared with the year-ago period.  Total delivery of System z computing power, as measured in MIPS (millions of instructions per second), increased 23 percent.  Revenues from System Storage decreased 7 percent.  Revenues from Microelectronics OEM increased 6 percent.

Financing

Global Financing segment revenues decreased 6 percent (down 4 percent, adjusting for currency) in the second quarter at $487 million.  Pre-tax income for the segment increased 4 percent to $550 million, excluding the impact of workforce rebalancing, pre-tax income increased 5 percent to $552 million.

Gross Profit

The company’s total gross profit margin was 48.7 percent in the 2013 second quarter compared with 47.6 percent in the 2012 second-quarter period.  Total operating (non-GAAP) gross profit margin was 49.7 percent in the 2013 second quarter compared with 48.2 percent in the 2012 second-quarter period, with increases in Global Technology Services, Global Business Services, Software and Global Financing.

Expense

Total expense and other income increased 12 percent to $8.0 billion compared with the prior year period.  Total expense and other income was $7.0 billion, excluding the impact of workforce rebalancing.  S,G&A expense of $6.7 billion increased 14 percent year over year.  S,G&A expense was $5.7 billion, excluding the impact of workforce rebalancing.  R,D&E expense of $1.5 billion decreased 2 percent compared with the year-ago period.  Intellectual property and custom development income decreased to $247 million compared with $289 million a year ago.  Other (income) and expense was income of $91 million compared with prior-year income of

$132 million.  Interest expense decreased to $98 million compared with $117 million in the prior year.

Total operating (non-GAAP) expense and other income increased 11 percent to $7.8 billion compared with the prior-year period.  Total operating (non-GAAP) expense and other income was $6.8 billion, excluding the impact of workforce rebalancing. Operating (non-GAAP) S,G&A expense increased 14 percent to $6.5 billion compared with the prior-year period.  Operating (non-GAAP) S,G&A expense, excluding the impact of workforce rebalancing, was $5.5 billion.  Operating (non-GAAP) R,D&E expense of $1.5 billion was down 4 percent compared with the year-ago period.

Pre-Tax Income

Pre-tax income decreased 20 percent to $4.1 billion and pre-tax margin of 16.6 percent was down 3.4 points compared with the prior-year period.  Operating (non-GAAP) pre-tax income decreased 16 percent to $4.6 billion and pre-tax margin was 18.4 percent, down 2.7 points.  Operating (non-GAAP) pre-tax income, excluding the impact of workforce rebalancing, was $5.6 billion.

***

IBM’s tax rate was 22.1 percent, down 2.7 points year over year; operating (non-GAAP) tax rate was 22.0 percent, down 3.0 points compared to the year-ago period.

Net income margin decreased 2.1 points to 12.9 percent.  Total operating (non-GAAP) net income margin decreased 1.5 points to 14.4 percent.  Total operating (non-GAAP) net income margin, excluding the impact of workforce rebalancing, was 17.4 percent.

The weighted-average number of diluted common shares outstanding in the second-quarter 2013 was 1.11 billion compared with 1.16 billion shares in the same period of 2012.  As of June 30, 2013, there were 1.10 billion basic common shares outstanding.

Debt, including Global Financing, totaled $34.1 billion, compared with $33.3 billion at year-end 2012.  From a management segment view, Global Financing debt totaled $24.9 billion versus $24.5 billion at year-end 2012, resulting in a debt-to-equity ratio of 7.2 to 1.  Non-global financing debt totaled $9.3 billion, an increase of $0.5 billion since year-end 2012, resulting in a debt-to-capitalization ratio of 39.1 percent from 36.1 percent.

IBM ended the second-quarter 2013 with $10.4 billion of cash on hand and generated free cash flow of $2.7 billion, excluding Global Financing receivables, down approximately $1.0 billion year over year.  The company returned $4.6 billion to shareholders through $1.0 billion in dividends and $3.6 billion of share repurchases.

Year-To-Date 2013 Results

Net income for the six months ended June 30, 2013 was $6.3 billion compared with $6.9 billion in the year-ago period, a decrease of 10 percent.  Diluted earnings per share were $5.60 compared with $5.95 per diluted share for the 2012 period, a decrease of 6 percent.  Revenues for the six-month period totaled $48.3 billion, a decrease of 4 percent (down 2 percent, adjusting for currency) compared with $50.5 billion for the six months of 2012.

Operating (non-GAAP) net income for the six months ended June 30, 2013 was $7.0 billion compared with $7.3 billion in the year-ago period, a decrease of 5 percent.  Operating (non-GAAP) net income, excluding the impact of second-quarter workforce rebalancing charges, was $7.7 billion.  Operating (non-GAAP) diluted earnings per share were $6.23 compared with $6.29 per diluted share for the 2012 period, a decrease of 1 percent.  Operating (non-GAAP) diluted earnings per share, excluding the impact of second-quarter workforce rebalancing charges, was $6.90 per share, an increase of 8 percent.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the following: a downturn in economic environment and corporate IT spending budgets; the company’s failure to meet growth and productivity objectives, a failure of the company’s innovation initiatives; risks from investing in growth opportunities; failure of the company’s intellectual property portfolio to prevent competitive offerings and the failure of the company to obtain necessary licenses; cybersecurity and data privacy considerations; fluctuations in financial results and purchases, impact of local legal, economic, political and health conditions; adverse effects from environmental matters, tax matters and the company’s pension plans; ineffective internal controls; the company’s use of accounting estimates; the company’s ability to attract and retain key personnel and its reliance on critical skills; impacts of relationships with critical suppliers and business with government clients; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; reliance on third party distribution channels; the company’s ability to successfully manage acquisitions and alliances; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Q, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference.  Any forward-looking statement in this release speaks only as of the date on which it is made.  The company assumes no obligation to update or revise any forward-looking statements.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

IBM results and expectations —

•                       presenting operating (non-GAAP) earnings per share amounts and related income statement items;

•                       presenting non-global financing debt-to-capitalization ratio;

•                       adjusting for free cash flow;

•                       adjusting for currency (i.e., at constant currency);

•                       adjusting for the divestiture of RSS;

•                       adjusting for workforce rebalancing.

The rationale for management’s use of non-GAAP measures is included as part of the supplemental materials presented within the second-quarter earnings materials.  These materials are available on the IBM investor relations Web site at www.ibm.com/investor and are being included in Attachment II (“Non-GAAP Supplemental Materials”) to the Form 8-K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 4:30 p.m. EDT, today.  The Webcast may be accessed via a link at http://www.ibm.com/investor/events/2q13.phtml.  Presentation charts will be available shortly before the Webcast.

Financial Results Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2013	2012	Percent Change	2013	2012	Percent Change
REVENUE
Global Technology Services	$9,536	$9,995	-4.6%	$19,140	$20,031	-4.4%
Gross profit margin	37.8%	36.3%		37.3%	35.8%

Global Business Services	4,606	4,667	-1.3%	9,091	9,304	-2.3%
Gross profit margin	31.2%	30.7%		29.9%	29.4%

Software	6,423	6,171	4.1%	11,995	11,770	1.9%
Gross profit margin	88.8%	88.4%		88.1%	87.7%

Systems and Technology	3,758	4,259	-11.8%	6,864	8,008	-14.3%
Gross profit margin	36.7%	38.3%		34.7%	36.4%

Global Financing	487	517	-5.8%	985	1,006	-2.1%
Gross profit margin	46.3%	46.0%		46.0%	48.3%

Other	115	175	-34.2%	257	336	-23.7%
Gross profit margin	-190.5%	-60.0%		-172.8%	-67.1%

TOTAL REVENUE	24,924	25,783	-3.3%	48,332	50,456	-4.2%

GROSS PROFIT	12,132	12,281	-1.2%	22,810	23,400	-2.5%
Gross margin	48.7%	47.6%		47.2%	46.4%

EXPENSE AND OTHER INCOME

S,G&A	6,680	5,837	14.4%	12,257	11,723	4.6%
Expense to revenue	26.8%	22.6%		25.4%	23.2%
R,D&E	1,548	1,587	-2.4%	3,193	3,188	0.2%
Expense to revenue	6.2%	6.2%		6.6%	6.3%

Intellectual property and custom development income	(247)	(289)	-14.5%	(430)	(545)	-21.0%
Other (income) and expense	(91)	(132)	-31.0%	(151)	(190)	-20.4%
Interest expense	98	117	-16.1%	192	226	-15.3%

TOTAL EXPENSE AND OTHER INCOME	7,988	7,120	12.2%	15,060	14,403	4.6%
Expense to revenue	32.0%	27.6%		31.2%	28.5%

INCOME BEFORE INCOME TAXES	4,144	5,161	-19.7%	7,750	8,997	-13.9%
Pre-tax margin	16.6%	20.0%		16.0%	17.8%

Provision for income taxes	918	1,280	-28.3%	1,492	2,049	-27.2%
Effective tax rate	22.1%	24.8%		19.2%	22.8%

NET INCOME	$3,226	$3,881	-16.9%	$6,258	$6,948	-9.9%

Net income margin	12.9%	15.1%		12.9%	13.8%

EARNINGS PER SHARE OF COMMON STOCK:
ASSUMING DILUTION	$2.91	$3.34	-12.9%	$5.60	$5.95	-5.9%
BASIC	$2.93	$3.38	-13.3%	$5.65	$6.02	-6.1%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUT-STANDING (M’s):
ASSUMING DILUTION	1,109.4	1,161.9		1,116.7	1,168.1
BASIC	1,100.9	1,149.0		1,107.3	1,154.1

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

(Unaudited)

	At	At
	June 30,	December 31,
(Dollars in Millions)	2013	2012
ASSETS

Current Assets:
Cash and cash equivalents	$9,558	$10,412
Marketable securities	799	717
Notes and accounts receivable - trade (net of allowances of $258 in 2013 and $255 in 2012)	10,277	10,667
Short-term financing receivables (net of allowances of $279 in 2013 and $288 in 2012)	16,661	18,038
Other accounts receivable (net of allowances of $25 in 2013 and $17 in 2012)	1,898	1,873
Inventories, at lower of average cost or market:
Finished goods	482	475
Work in process and raw materials	1,906	1,812

Total inventories	2,389	2,287
Deferred taxes	1,584	1,415
Prepaid expenses and other current assets	4,746	4,024

Total Current Assets	47,911	49,433

Property, plant and equipment	39,552	40,501
Less: Accumulated depreciation	26,196	26,505

Property, plant and equipment - net	13,356	13,996
Long-term financing receivables (net of allowances of $64 in 2013 and $66 in 2012)	11,828	12,812
Prepaid pension assets	922	945
Deferred taxes	4,150	3,973
Goodwill	28,846	29,247
Intangible assets - net	3,418	3,787
Investments and sundry assets	4,721	5,021

Total Assets	$115,153	$119,213

LIABILITIES AND EQUITY

Current Liabilities:
Taxes	$4,708	$4,948
Short-term debt	7,830	9,181
Accounts payable	6,821	7,952
Compensation and benefits	4,223	4,745
Deferred income	12,241	11,952
Other accrued expenses and liabilities	5,214	4,847

Total Current Liabilities	41,037	43,625

Long-term debt	26,292	24,088
Retirement and nonpension postretirement benefit obligations	17,962	20,418
Deferred income	4,166	4,491
Other liabilities	7,812	7,607

Total Liabilities	97,269	100,229

Equity:
IBM Stockholders’ Equity:
Common stock	50,886	50,110
Retained earnings	121,883	117,641
Treasury stock — at cost	(129,239)	(123,131)
Accumulated other comprehensive income/(loss)	(25,774)	(25,759)

Total IBM stockholders’ equity	17,756	18,860

Noncontrolling interests	127	124

Total Equity	17,883	18,984

Total Liabilities and Equity	$115,153	$119,213

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW ANALYSIS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in Millions)	2013	2012	2013	2012
Net Cash from Operating Activities per GAAP:	$3,175	$4,435	$7,197	$8,726

Less: the change in Global Financing (GF) Receivables	(450)	(507)	1,147	918

Net Cash from Operating Activities
(Excluding GF Receivables)	3,625	4,942	6,051	7,809

Capital Expenditures, Net	(939)	(1,278)	(1,668)	(2,279)
Free Cash Flow
(Excluding GF Receivables)	2,686	3,664	4,382	5,529

Acquisitions	(121)	(606)	(179)	(1,925)
Divestitures	2	13	12	13
Dividends	(1,048)	(978)	(1,996)	(1,848)
Share Repurchase	(3,552)	(2,988)	(6,145)	(6,002)
Non-GF Debt	922	933	205	1,590
Other (includes GF Receivables, and GF Debt)	(524)	(1,187)	2,949	1,907

Change in Cash, Cash Equivalents and Short-term Marketable Securities	$(1,635)	$(1,148)	$(772)	$(736)

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	SECOND-QUARTER 2013					-Normalized*-
				Pre-tax		Pre-tax
	Revenue			Income/	Pre-tax	Income/	Pre-tax
(Dollars in Millions)	External	Internal	Total	(Loss)	Margin	(Loss)	Margin
SEGMENTS

Global Technology Services	$9,536	$292	$9,828	$1,514	15.4%	$1,866	19.0%
Y-T-Y change	-4.6%	0.3%	-4.5%	-13.8%		2.7%

Global Business Services	4,606	188	4,795	623	13.0%	856	17.9%
Y-T-Y change	-1.3%	4.5%	-1.1%	-22.4%		1.9%

Software	6,423	738	7,161	2,443	34.1%	2,662	37.2%
Y-T-Y change	4.1%	-4.9%	3.1%	-2.0%		5.6%

Systems and Technology	3,758	135	3,893	(141)	-3.6%	62	1.6%
Y-T-Y change	-11.8%	-15.0%	-11.9%	-160.2%		-76.3%

Global Financing	487	575	1,061	550	51.8%	552	52.0%
Y-T-Y change	-5.8%	11.6%	2.9%	4.2%		4.5%

TOTAL REPORTABLE SEGMENTS	$24,809	$1,928	$26,737	$4,989	18.7%	$5,998	22.4%
Y-T-Y change	-3.1%	0.4%	-2.9%	-14.2%		0.5%

Eliminations / Other	115	(1,928)	(1,813)	(846)		(844)

TOTAL IBM CONSOLIDATED	$24,924	$(0)	$24,924	$4,144	16.6%	$5,154	20.7%
Y-T-Y change	-3.3%		-3.3%	-19.7%		-3.0%

*Normalized for second-quarter workforce rebalancing charges

	SECOND-QUARTER 2012
				Pre-tax
	Revenue			Income/	Pre-tax
(Dollars in Millions)	External	Internal	Total	(Loss)	Margin
SEGMENTS

Global Technology Services	$9,995	$291	$10,286	$1,757	17.1%

Global Business Services	4,667	180	4,847	803	16.6%

Software	6,171	776	6,946	2,493	35.9%

Systems and Technology	4,259	159	4,418	234	5.3%

Global Financing	517	515	1,032	528	51.1%

TOTAL REPORTABLE SEGMENTS	$25,608	$1,921	$27,529	$5,814	21.1%

Eliminations / Other	175	(1,921)	(1,746)	(653)

TOTAL IBM CONSOLIDATED	$25,783	$(0)	$25,783	$5,161	20.0%

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	SIX-MONTHS 2013					-Normalized*-
				Pre-tax		Pre-tax
	Revenue			Income/	Pre-tax	Income/	Pre-tax
(Dollars in Millions)	External	Internal	Total	(Loss)	Margin	(Loss)	Margin

SEGMENTS

Global Technology Services	$19,140	$540	$19,680	$3,099	15.7%	$3,451	17.5%
Y-T-Y change	-4.4%	-7.6%	-4.5%	-4.3%		4.6%

Global Business Services	9,091	368	9,459	1,326	14.0%	1,559	16.5%
Y-T-Y change	-2.3%	1.5%	-2.2%	-5.6%		8.2%

Software	11,995	1,569	13,563	4,457	32.9%	4,676	34.5%
Y-T-Y change	1.9%	-2.9%	1.3%	0.4%		4.7%

Systems and Technology	6,864	255	7,118	(546)	-7.7%	(343)	-4.8%
Y-T-Y change	-14.3%	-17.7%	-14.4%	NM		NM

Global Financing	985	1,116	2,101	1,088	51.8%	1,090	51.9%
Y-T-Y change	-2.1%	11.6%	4.7%	4.6%		4.8%

TOTAL REPORTABLE SEGMENTS	$48,075	$3,847	$51,922	$9,425	18.2%	$10,433	20.1%
Y-T-Y change	-4.1%	-0.6%	-3.8%	-8.0%		0.3%

Eliminations / Other	257	(3,847)	(3,590)	(1,675)		(1,673)

TOTAL IBM CONSOLIDATED	$48,332	$(0)	$48,332	$7,750	16.0%	$8,760	18.1%
Y-T-Y change	-4.2%		-4.2%	-13.9%		-4.3%

*Normalized for second-quarter workforce rebalancing charges

NM - Not Meaningful

	SIX-MONTHS 2012
				Pre-tax
	Revenue			Income/	Pre-tax
(Dollars in Millions)	External	Internal	Total	(Loss)	Margin

SEGMENTS

Global Technology Services	$20,031	$584	$20,615	$3,237	15.7%

Global Business Services	9,304	363	9,667	1,404	14.5%

Software	11,770	1,615	13,386	4,438	33.2%

Systems and Technology	8,008	309	8,317	130	1.6%

Global Financing	1,006	1,000	2,006	1,040	51.8%

TOTAL REPORTABLE SEGMENTS	$50,120	$3,872	$53,991	$10,248	19.0%

Eliminations / Other	336	(3,872)	(3,535)	(1,252)

TOTAL IBM CONSOLIDATED	$50,456	$(0)	$50,456	$8,997	17.8%

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	SECOND-QUARTER 2013
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)

Gross Profit	$12,132	$91		$156		$12,379

Gross Profit Margin	48.7%	0.4	Pts	0.6	Pts	49.7%

S,G&A	6,680	(91)		(93)		6,496

R,D&E	1,548	0		(13)		1,535

Other (Income) & Expense	(91)	(0)		0		(91)

Total Expense & Other (Income)	7,988	(91)		(106)		7,791

Pre-Tax Income	4,144	182		262		4,588

Pre-Tax Income Margin	16.6%	0.7	Pts	1.1	Pts	18.4%

Provision for Income Taxes***	918	9		82		1,009

Effective Tax Rate	22.1%	-0.7	Pts	0.6	Pts	22.0%

Net Income	3,226	173		180		3,579

Net Income Margin	12.9%	0.7	Pts	0.7	Pts	14.4%

Diluted Earnings Per Share	$2.91	$0.15		$0.16		$3.22

	SECOND-QUARTER 2012
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)

Gross Profit	$12,281	$93		$66		$12,440

Gross Profit Margin	47.6%	0.4	Pts	0.3	Pts	48.2%

S,G&A	5,837	(87)		(33)		5,717

R,D&E	1,587	0		5		1,592

Other (Income) & Expense	(132)	(1)		0		(133)

Total Expense & Other (Income)	7,120	(88)		(28)		7,004

Pre-Tax Income	5,161	181		94		5,436

Pre-Tax Income Margin	20.0%	0.7	Pts	0.4	Pts	21.1%

Provision for Income Taxes***	1,280	49		30		1,359

Effective Tax Rate	24.8%	0.1	Pts	0.1	Pts	25.0%

Net Income	3,881	132		64		4,077

Net Income Margin	15.1%	0.5	Pts	0.2	Pts	15.8%

Diluted Earnings Per Share	$3.34	$0.11		$0.06		$3.51

*  Includes amortization of acquired intangible assets and other acquisition-related charges.

**  Includes retirement-related items driven by changes to plan assets and liabilities primarily related to market performance.

***  Tax impact on operating (non-GAAP) pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income which employs an annual effective tax rate method to the results.

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	SIX-MONTHS 2013
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)

Gross Profit	$22,810	$186		$320		$23,316

Gross Profit Margin	47.2%	0.4	Pts	0.7	Pts	48.2%

S,G&A	12,257	(183)		(197)		11,878

R,D&E	3,193	0		(29)		3,163

Other (Income) & Expense	(151)	(7)		0		(158)

Total Expense & Other (Income)	15,060	(190)		(226)		14,644

Pre-Tax Income	7,750	376		546		8,672

Pre-Tax Income Margin	16.0%	0.8	Pts	1.1	Pts	17.9%

Provision for Income Taxes***	1,492	63		162		1,717

Effective Tax Rate	19.2%	-0.1	Pts	0.7	Pts	19.8%

Net Income	6,258	313		384		6,955

Net Income Margin	12.9%	0.6	Pts	0.8	Pts	14.4%

Diluted Earnings Per Share	$5.60	$0.28		$0.35		$6.23

	SIX-MONTHS 2012
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)

Gross Profit	$23,400	$181		$137		$23,718

Gross Profit Margin	46.4%	0.4	Pts	0.3	Pts	47.0%

S,G&A	11,723	(171)		(69)		11,483

R,D&E	3,188	0		10		3,197

Other (Income) & Expense	(190)	(2)		0		(192)

Total Expense & Other (Income)	14,403	(172)		(60)		14,171

Pre-Tax Income	8,997	354		197		9,547

Pre-Tax Income Margin	17.8%	0.7	Pts	0.4	Pts	18.9%

Provision for Income Taxes***	2,049	96		60		2,205

Effective Tax Rate	22.8%	0.2	Pts	0.2	Pts	23.1%

Net Income	6,948	258		137		7,342

Net Income Margin	13.8%	0.5	Pts	0.3	Pts	14.6%

Diluted Earnings Per Share	$5.95	$0.22		$0.12		$6.29

*  Includes amortization of acquired intangible assets and other acquisition-related charges.

**  Includes retirement-related items driven by changes to plan assets and liabilities primarily related to market performance.

***  Tax impact on operating (non-GAAP) pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income which employs an annual effective tax rate method to the results.

Contact:	IBM
Mike Fay, 914-525-8476
mikefay@us.ibm.com

John Bukovinsky, 732-618-3531
jbuko@us.ibm.com

Attachment II

2Q 2013 Earnings Presentation July 17, 2013

Forward Looking Statements and Non-GAAP Information Certain comments made in this presentation may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the company's current assumptions regarding future business and financial performance. Those statements by their nature address matters that are uncertain to different degrees. Those statements involve a number of factors that could cause actual results to differ materially. Additional information concerning these factors is contained in the Company's filings with the SEC. Copies are available from the SEC, from the IBM web site, or from IBM Investor Relations. Any forward-looking statement made during this presentation speaks only as of the date on which it is made. The company assumes no obligation to update or revise any forward-looking statements. These charts and the associated remarks and comments are integrally related, and are intended to be presented and understood together. In an effort to provide additional and useful information regarding the company’s financial results and other financial information as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and earnings presentation materials, certain non-GAAP information including "operating earnings" and other "operating" financial measures. The rationale for management’s use of this non-GAAP information, the reconciliation of that information to GAAP, and other related information are included in supplemental materials entitled “Non-GAAP Supplemental Materials” that are linked to the Company’s investor relations web site at http://www.ibm.com/investor/events/2q13.phtml The Non-GAAP Supplemental Materials are also included as Attachment II to the Company’s Form 8-K dated July 17, 2013.

2Q 2013 Highlights Software Key Branded Middleware grew double-digits @CC with share gains across the portfolio Global Business Services returned to revenue growth @CC Services backlog +3% yr/yr or 7% @CC Hardware performance mixed; strength in System z mainframe Strong performance across Smarter Planet, Analytics and Cloud Expanded gross profit margins Pre-tax and net margins include $1B charge for workforce rebalancing +8% yr/yr $3.91 Excl. Workforce Rebalancing* -3%, -1% yr/yr @CC $24.9B Revenue -8% yr/yr $3.22 Operating (Non-GAAP) EPS * 2Q13 excludes $1B charge for Workforce Rebalancing; yr/yr excludes WFR from both years for comparison purposes

2013 Expectations FY 2013 Operating EPS Expectations ~(0.65) Rebalancing Charge without Offsetting Gain $16.90 $16.25 July “At Least” Expectations 0.20 0.20 Operational Performance $16.70 $16.70 April “At Least” Expectations Excluding $1B 2Q Workforce Rebalancing Charge All In No longer expect significant gain in second half to offset 2Q rebalancing charge; reduces “All In” view Increasing expectations for operational performance by $0.20

Key Financial Metrics 1.1 pts 17.4% Excludes WFR* 0.8 pts 22.5% Excludes WFR* 3.0 pts 22.0% Tax Rate (1.5 pts) 14.4% NI Margin (2.7 pts) 18.4% PTI Margin 1.4 pts 49.7% GP Margin B/(W) Yr/Yr 2Q13 P&L Ratios (Operating) 8% $3.91 Excludes WFR* 3% $4.3 Excludes WFR* Flat $5.6 Excludes WFR* (12%) $3.6 NI – Operating (1%) @CC (16%) $4.6 PTI – Operating (8%) $3.22 EPS – Operating (3%) $24.9 Revenue B/(W) Yr/Yr 2Q13 P&L Highlights 3.9 12.1 $17.0 Last 12 Mos. Cash Balance @ June 30 Dividends Share Repurchase (Gross) Free Cash Flow (excl GF Receivables) Cash Highlights 10.4 1.0 3.6 $2.7 2Q13 $ in Billions, except EPS * 2Q13 excludes $1B charge for Workforce Rebalancing; yr/yr excludes WFR from both years for comparison purposes

2Q12 Operating EPS Revenue Growth @ Actual Margin Expansion Excl. WFR Share Repurchases 2Q13 Operating EPS Operating EPS Bridge – 2Q12 to 2Q13 ($0.12) $0.24 $0.18 ($0.59) Workforce Rebalancing 2Q13 Workforce Rebalancing Charge WF Rebal 2Q13 ($0.69) 2Q12 ($0.10) Margin Expansion $3.51 $3.22 $3.91

Revenue by Geography (2%) (5%) Major Markets 1% Flat Growth Markets 1% Flat BRIC Countries (1%) Flat 7.8 Europe/ME/A (1%) (1%) (4%) (3%) $24.4 Total Geographies excl. Retail Store Solutions (1%) (1%) (3%) (3%) $24.9 IBM excl. Retail Store Solutions 2Q13 Flat (8%) 5.8 Asia Pacific (3%) (3%) $10.7 Americas B/(W) Yr/Yr Rptd @CC $ in Billions APac U.S. -4% EMEA Canada/ LA Japan +3% @CC OEM +5%

Revenue and Gross Profit Margin by Segment (1%) (3%) excl. Retail Store Solutions (7%) (8%) excl. Retail Store Solutions 49.7% 46.3% 36.7% 88.8% 31.2% 37.8% 2Q13 1.4 pts 0.4 pts (1.6 pts) 0.4 pts 0.4 pts 1.5 pts B/(W) Yr/Yr Pts 5% 4% 6.4 Software 2Q13 (1%) (3%) $24.9 Total Revenue & Op. GP Margin (4%) (6%) 0.5 Global Financing (11%) (12%) 3.8 Systems & Technology 2% (1%) 4.6 Global Business Services (2%) (5%) $9.5 Global Technology Services B/(W) Yr/Yr Rptd @CC $ in Billions Operating Gross Profit Margin Revenue Continued margin expansion in Services and Software

Expense Summary 2 pts (1 pts) 1 pts 1% $6.8 Excl. Workforce Rebalancing** 1 pts (1 pts) 1 pts 1% 5.5 Excl. Workforce Rebalancing** (31%) (0.1) Other (Income)/Expense (10 pts) 6 pts (14 pts) Base (1 pts) 1 pts (11%) $7.8 Operating Expense & Other Income 16% 0.1 Interest Expense (15%) (0.2) IP and Development Income (2 pts) 0 pts 4% 1.5 RD&E – Operating (1 pts) 1 pts (14%) $6.5 SG&A – Operating Acq.* Currency B/(W) Yr/Yr 2Q13 $ in Billions B/(W) Yr/Yr Drivers * Includes acquisitions made in the last twelve months, net of non-operating acquisition-related charges ** 2Q13 excludes $1B charge for Workforce Rebalancing; yr/yr excludes WFR from both years for comparison purposes

 3% $1.9 excluding WFR 1.3 pts 19.0% excluding WFR (14%) $1.5 Pre-Tax Income (1.7 pts) 15.4% PTI Margin @CC Rptd 2Q13 1.5 pts 37.8% Gross Margin (External) (2%) (5%) $9.5 Revenue (External) B/(W) Yr/Yr Services Segments Global Technology Services (GTS) Global Business Services (GBS) Continued backlog growth and gross margin expansion 2Q13 Revenue (% of Total Services) $ in Billions 2% $0.9 excluding WFR 0.5 pts 17.9% excluding WFR (22%) $0.6 Pre-Tax Income (3.6 pts) 13.0% PTI Margin @CC Rptd 2Q13 0.4 pts 31.2% Gross Margin (External) 2% (1%) $4.6 Revenue (External) B/(W) Yr/Yr $ in Billions 2Q13 @CC Rptd GTS 7% 2% 3% (2%) 1% (3%) 3% Services Backlog $141B (1%) Consulting & Systems Integration (1%) GBS Outsourcing GBS Yr/Yr 2Q13 Revenue (4%) Maintenance (2%) Integrated Technology Services (6%) GTS Outsourcing GTS Outsourcing 39% GBS C&SI 25% Maint. 13% ITS 16% GBS Outsourcing 7%

Software Segment 6% $2.7 excluding WFR 0.9 pts 37.2% excluding WFR (2%) $2.4 Pre-Tax Income @CC Rptd 2Q13 (1.8 pts) 34.1% PTI Margin 0.4 pts 88.8% Gross Margin (External) 5% 4% $6.4 Revenue (External) B/(W) Yr/Yr @CC Rptd 5% 7% 10% 13% 23% 14% 6% 10% 4% Total Software 5% Total Middleware 9% Key Branded Middleware 12% Rational 22% Social Workforce Solutions Yr/Yr 2Q13 Revenue 13% Tivoli 5% Information Management 9% WebSphere Family 2Q13 Revenue (% of Total Software) Key Branded Middleware 67% Operating Systems 9% Other Middleware 16% Other 8% $ in Billions Broad-based strength across Key Branded Middleware

Systems & Technology Segment (76%) $0.1 excluding WFR (4.3 pts) 1.6% excluding WFR (7%) (8%) excluding RSS (160%) ($0.1) Pre-Tax Income @CC Rptd 2Q13 (8.9 pts) (3.6%) PTI Margin (1.6 pts) 36.7% Gross Margin (External) (11%) (12%) $3.8 Revenue (External) – including RSS B/(W) Yr/Yr $ in Billions 2Q13 Revenue (% of Total Sys & Tech) Yr/Yr 2Q13 Revenue (7%) 6% (9%) (6%) (10%) (24%) 11% @CC (25%) Power Systems (10%) Total Systems excl. RSS (8%) Total Systems & Technology excl. RSS 6% Microelectronics OEM (7%) Storage (11%) System x Rptd 10% System z Strong performance in System z Servers 67% Storage 21% Micro OEM 12%

Cash Flow Analysis $0.0 1.0 (1.4) (0.1) (0.1) 0.0 1.7 (1.1) 0.6 (1.8) 0.2 ($1.5) B/(W) Yr/Yr ($0.8) ($0.5) ($1.6) Change in Cash & Marketable Securities 2.9 0.2 (6.1) (2.0) 0.0 (0.2) 4.4 (1.7) 6.1 1.1 $7.2 YTD 2Q13 0.7 (0.5) Other (includes GF A/R & GF Debt) 0.0 0.9 Non-GF Debt (0.6) (3.6) Share Repurchases (Gross) (0.1) (1.0) Dividends 0.0 0.0 Divestitures 0.5 (0.1) Acquisitions (1.0) 2.7 Free Cash Flow (excluding GF Receivables) 0.3 (0.9) Net Capital Expenditures B/(W) Yr/Yr 2Q13 (1.3) 3.6 Net Cash from Operations (excluding GF Receivables) 0.1 (0.5) Less: Global Financing Receivables ($1.3) $3.2 Net Cash from Operations $ in Billions

7.2 39% 17.9 97.3 34.1 24.9 9.3 63.1 115.2 34.7 70.1 $10.4 June 13 7.0 36% 20.6 93.3 32.4 22.6 9.8 60.8 113.8 32.5 70.2 $11.2 June 12 7.0 36% 19.0 100.2 33.3 24.5 8.8 67.0 119.2 37.5 70.6 $11.1 Dec. 12 Equity Total Liabilities Total Debt Global Financing Debt Non-GF Debt* Global Financing Leverage Non-GF Debt / Capital Other Liabilities Total Assets Global Financing Assets Non-GF Assets* Cash & Marketable Securities Balance Sheet Summary $ in Billions * Includes eliminations of inter-company activity

2Q 2013 Summary 2010 2015e $11.67 At least $20 2011 $13.44 2012 $15.25 Solid performance in higher margin Software and System z mainframe businesses Continued strength in Smarter Planet, Cloud and Business Analytics Services backlog growth driven by significant new business in 1H 2Q actions better position business for the future Workforce rebalancing action SoftLayer acquisition Increasing expectations for 2013 Operating EPS to at least $16.90 excluding 2Q Workforce Rebalancing charge 2013e* $16.90+ * Excludes $1B 2Q Workforce Rebalancing charge; base for operational trajectory into 2014 Operating EPS

[LOGO]

Supplemental Materials Currency – Year/Year Comparison Supplemental Segment Information – Global Services Supplemental Segment Information – Systems & Technology, Software Pre-Tax Income by Segment Global Financing Portfolio Revenue by Key Industry Sales Unit Cash Flow (FAS 95) Non-GAAP Supplemental Materials Operating (Non-GAAP) Earnings Per Share and Related Income Statement Items, Constant Currency Cash Flow, Debt-to-Capital Ratio, Retail Store Solutions (RSS) Divestiture, Workforce Rebalancing Reconciliation of Operating Earnings Per Share GAAP to Operating (Non-GAAP) Bridge – 2Q 2013 GAAP to Operating (Non-GAAP) Bridge – 2Q 2012 GAAP to Operating (Non-GAAP) Bridge – 2Q YTD 2013 GAAP to Operating (Non-GAAP) Bridge – 2Q YTD 2012 Reconciliation of Operating EPS Bridge – 2Q 2012 to 2Q 2013 GAAP to Operating (Non-GAAP) Bridge – 2Q 2013 and 2Q 2012 Reconciliation of B/(W) Yr/Yr Expense Drivers – 2Q 2013 Reconciliation of Free Cash Flow (excluding GF Receivables) – 12 months ended 6/30/13, 3 months ended 6/30/12 Reconciliation of Revenue Growth Reconciliation of Debt-to-Capital Ratio Reconciliation of Consolidated EPS Some columns and rows in these materials, including the supplemental exhibits, may not add due to rounding Supplemental Materials

Currency – Year/Year Comparison ~(2 pts) ~(2 pts) ~(1-2 pts) ~(1-2 pts) April 17 View (1%) Revenue @CC (3%) $24.9 Revenue As Reported (2 pts) (0.5) Currency Impact Yr/Yr (US$B) 2Q13 99 0.65 0.77 2Q13 (2 pts) (23%) (3%) 2% Yr/Yr (2-3 pts) (22%) (4%) 2% FY13 ~(3 pts) (26%) (4%) 5% 3Q13 ~(3 pts) (22%) (6%) 1% 4Q13 99 0.66 0.76 7/16 Spot (2 pts) (16%) (1%) 1% Yr/Yr 1Q13 IBM Revenue Impact 92 Yen 0.65 Pound 0.76 Euro Yr/Yr @ 7/16 Spot Quarterly Averages per US $ Supplemental Materials

Supplemental Segment Information – 2Q 2013 ($3) Quarter-to-Quarter ($5) Year-to-Year Change in Backlog due to Currency 31% 31% $8.9 Outsourcing - GTS O/S, GBS O/S (AMS) 14% 9% 7.5 Transactional - ITS, Consulting & AMS SI (incl. US Federal) 22% 20% $16.4 Total Signings Backlog $ in Billions @CC Yr/Yr 2Q13 7% 3% $141 Total Backlog 7% 3% $90 Outsourcing Backlog Signings @CC Yr/Yr 2Q13 Note: Actual backlog calculated using June 30 currency spot rates (2%) (5%) Total GTS (2%) (4%) Maintenance 2% (1%) Total GBS (2%) (4%) Maintenance 1% (2%) Integrated Tech Services 2% (1%) GBS C&SI (2%) (5%) Total Outsourcing @CC Yr/Yr 1% (1%) Total Transactional Revenue Growth 3% (1%) GBS Outsourcing (3%) (6%) GTS Outsourcing Global Services Revenue Global Services Backlog / Signings Supplemental Materials

Supplemental Segment Information – 2Q 2013 Share GP% @CC Yr/Yr (7%) 6% (9%) (6%) (10%) (24%) 11% (8%) Total Sys & Tech excl. RSS 6% Microelectronics OEM (10%) Total Systems excl. RSS (7%) Storage (11%) System x Revenue Growth (25%) Power Systems 10% System z Supplemental Materials Systems & Technology Software Revenue Growth 5% 4% Total Software 1% Flat Other Software/Services (2%) (4%) Operating Systems 7% 5% Total Middleware (6%) (8%) Other Middleware 10% 9% Key Branded Middleware 13% 12% Rational 23% 22% Social Workforce Sols. @CC Yr/Yr 14% 13% Tivoli 6% 5% Information Management 10% 9% WebSphere Family

Pre-Tax Income by Segment 0.8 pts (2.7 pts) 18.4% Flat (16%) $4.6 Total Operating PTI 51.8% (3.6%) 34.1% 13.0% 15.4% PTI % 0.7 pts (8.9 pts) (1.8 pts) (3.6 pts) (1.7 pts) B/(W) Yr/Yr 0.8 pts (4.3 pts) 0.9 pts 0.5 pts 1.3 pts B/(W) Yr/Yr Excl. WFR* 2% (22%) 0.6 Global Business Services 5% (76%) 6% 3% B/(W) Yr/Yr Excl. WFR* (14%) $1.5 Global Technology Services (2%) 2.4 Software 0.6 (0.1) PTI $ 4% (160%) B/(W) Yr/Yr Global Financing Systems & Technology $ in Billions Segment PTI $ Segment PTI Margin * 2Q13 excludes $1B charge for Workforce Rebalancing; yr/yr excludes WFR from both years for comparison purposes

22 22 Global Financing Portfolio 2Q13 – $27.9B Net External Receivables Supplemental Materials 2Q13 1Q13 2Q12 Identified Loss Rate 0.8% 0.8% 0.8% Anticipated Loss Rate 0.4% 0.4% 0.5% Reserve Coverage 1.2% 1.2% 1.3% Client Days Delinquent Outstanding 3.4 3.2 2.6 Commercial A/R > 30 days $67M $42M $33M Non-Investment Grade 39% Investment Grade 61% 22% 39% 20% 12% 6% 1% 0% 10% 20% 30% 40% 50% AAA to A- BBB+ to BBB- BB+ to BB BB- to B+ B to B- CCC+ to D

(1%) (3%) $24.9 Total IBM (2%) (3%) 7.1 General Business 2Q13 (7%) (8%) 2.0 Communications (5%) (6%) 1.9 Distribution 3% Flat 2.3 Industrial (5%) (6%) 3.3 Public 4% 1% $7.0 Financial Services B/(W) Yr/Yr* Rptd @CC Revenue by Key Industry Sales Unit $ in Billions General Business Comms Distribution Industrial Public Financial Services Supplemental Materials * Reclassified to conform with 2013 presentation

Cash Flow (FAS 95) ($0.9) (0.1) (6.0) 0.7 (6.1) (2.0) 1.4 (1.9) 0.0 (0.2) 0.0 (1.7) 7.2 1.1 (2.8) 0.3 2.3 $6.3 YTD 2Q13 ($1.0) 0.0 (3.3) 0.3 (3.6) (1.0) 1.0 (0.9) 0.2 (0.1) 0.0 (0.9) 3.2 (0.5) (0.9) 0.2 1.1 $3.2 QTD 2Q13 ($1.1) (0.2) (5.7) 0.9 (6.0) (1.8) 1.3 (3.9) 0.3 (1.9) 0.0 (2.3) 8.7 0.9 (1.8) 0.3 2.3 $6.9 YTD 2Q12 ($1.0) (0.4) (3.4) 0.3 (3.0) (1.0) 0.3 (1.7) 0.2 (0.6) 0.0 (1.3) 4.4 (0.5) (0.3) 0.2 1.2 $3.9 QTD 2Q12 Net Change in Cash & Cash Equivalents Working Capital / Other Effect of Exchange Rate changes on Cash Net Cash used in Financing Activities Common Stock Transactions - Other Common Stock Repurchases Dividends Debt, net of payments & proceeds Net Cash used in Investing Activities Marketable Securities / Other Investments, net Acquisitions, net of cash acquired Divestitures, net of cash transferred Capital Expenditures, net of payments & proceeds Net Cash provided by Operating Activities Global Financing A/R Stock-based Compensation Depreciation / Amortization of Intangibles Net Income from Operations $ in Billions Supplemental Materials

Non-GAAP Supplemental Materials In an effort to provide investors with additional information regarding the company's results as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and earnings presentation materials, the following Non-GAAP information which management believes provides useful information to investors. Operating (Non-GAAP) Earnings Per Share and Related Income Statement Items Management presents certain financial measures excluding the effects of certain acquisition-related charges, non-operating retirement-related costs, and any related tax impacts. Management uses the term "operating" to describe this view of the company's financial results and other financial information. For acquisitions, these measures exclude the amortization of purchased intangible assets and acquisition-related charges such as in-process research and development, transaction costs, applicable restructuring and related expenses, and tax charges related to acquisition integration. For retirement-related costs, the company has characterized certain items as operating and others as non-operating. The company includes service cost, amortization of prior service cost and the cost of defined contribution plans in its operating results. Non-operating retirement-related costs include interest cost, expected return on plan assets, amortized actuarial gains/losses, the impacts of any plan curtailments/settlements, multi-employer plan costs, pension insolvency costs, and other costs. Non-operating costs primarily relate to changes in pension plan assets and liabilities which are tied to market performance, and management considers these costs to be outside the operational performance of the business. Management’s calculation of these operating measures, as presented, may differ from similarly titled measures reported by other companies. Overall, management believes that providing investors with an operating view as described above provides increased transparency and clarity into both the operational results of the business and the performance of the company’s pension plans, improves visibility to management decisions and their impacts on operational performance, enables better comparison to peer companies, and allows the company to provide a long term strategic view of the business going forward. For the 2015 earnings per share roadmap, the company is utilizing an operating view to establish its objectives and track its progress. The company’s segment financial results and performance reflect operating earnings, consistent with the company’s management and measurement system. Constant Currency Management refers to growth rates at constant currency or adjusting for currency so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the company's business performance. Financial results adjusted for currency are calculated by translating current period activity in local currency using the comparable prior year period’s currency conversion rate. This approach is used for countries where the functional currency is the local currency. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates. Supplemental Materials

Non-GAAP Supplemental Materials Cash Flow Management uses a free cash flow measure to evaluate the company’s operating results, plan share repurchase levels, evaluate strategic investments and assess the company’s ability and need to incur and service debt. The entire free cash flow amount is not necessarily available for discretionary expenditures. The company defines free cash flow as net cash from operating activities less the change in Global Financing receivables and net capital expenditures, including the investment in software. A key objective of the Global Financing business is to generate strong returns on equity, and increasing receivables is the basis for growth. Accordingly, management considers Global Financing receivables as a profit-generating investment, not as working capital that should be minimized for efficiency. Therefore, management includes presentations of both free cash flow and cash flow from operations that exclude the effect of Global Financing receivables. Debt-to-Capital Ratio Management presents its debt-to-capital ratio excluding the Global Financing business. A financing business is managed on a leveraged basis. The company funds its Global Financing segment using a debt-to-equity ratio target of approximately 7 to 1. Given this significant leverage, the company presents a debt-to-capital ratio which excludes the Global Financing segment debt and equity because the company believes this is more representative of the company’s core business operations. Retail Store Solutions (RSS) Divestiture On April 17, 2012, the company announced that it had signed a definitive agreement with Toshiba Tec for the sale of its RSS business to Toshiba Tec. Management presents certain financial results excluding the effects of the RSS divestiture. Management believes that presenting financial information regarding revenue without this item is more representative of operational performance and provides additional insight into, and clarifies the basis for, historical and/or future performance, which may be more useful to investors. Workforce Rebalancing On April 18, 2013, the company announced it expected to take most of its workforce rebalancing actions for 2013 in the second quarter as compared to 2012 when these actions were distributed across the four quarters of the year. The company took a $1 billion workforce rebalancing charge in the second quarter. Management believes that presenting certain financial information without this item is most indicative of operational trajectory. Supplemental Materials

Non-GAAP Supplemental Materials Reconciliation of Operating Earnings Per Share IBM Operating EPS (Non-GAAP) Acquisition-Related Charges * Amortization of Purchased Intangibles Other Acquisition-Related Charges Non-Operating Retirement-Related Items IBM GAAP EPS Adjustments 2013 Expectations $15.08+ $16.25+ $0.51 $0.50 $0.01 $0.66 The above serves to reconcile the Non-GAAP financial information contained in “2013 Expectations” discussion in the company’s earnings presentation. See Slides 25-26 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials * Includes acquisitions through June 30, 2013 2013 Expectations excl. 2Q Workforce Rebal. $16.90+

IBM
Supplemental Materials

Non-GAAP Supplemental Materials

GAAP to Operating (Non-GAAP) Bridge – 2Q 2013

$ in Millions, except EPS

	GAAP	Acquisition-related Adjustments*	Retirement-related Adjustments**	Operating (Non-GAAP)
Gross Profit	$12,132	$91	$156	$12,379
SG&A	6,680	(91)	(93)	6,496
RD&E	1,548	0	(13)	1,535
Other Income & Expense	(91)	(0)	0	(91)
Total Operating Expense & Other Income	7,988	(91)	(106)	7,791
Pre-Tax Income	4,144	182	262	4,588
Tax ***	918	9	82	1,009
Net Income	3,226	173	180	3,579
Diluted Earnings Per Share	$2.91	$0.15	$0.16	$3.22

* Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges.

** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance.

***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results.

The above serves to reconcile the Non-GAAP financial information contained in the "2Q 2013 Highlights," "Key Financial Metrics" and "Expense Summary" discussions in the company's earnings presentation. See Slide 25 of this presentation for additional information on the use of these Non-GAAP financial measures.

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IBM
Supplemental Materials

Non-GAAP Supplemental Materials

GAAP to Operating (Non-GAAP) Bridge – 2Q 2012

$ in Millions, except EPS

	GAAP	Acquisition-related Adjustments*	Retirement-related Adjustments**	Operating (Non-GAAP)
Gross Profit	$12,281	$93	$66	$12,440
SG&A	5,837	(87)	(33)	5,717
RD&E	1,587	0	5	1,592
Other Income & Expense	(132)	(1)	0	(133)
Total Operating Expense & Other Income	7,120	(88)	(28)	7,004
Pre-Tax Income	5,161	181	94	5,436
Tax ***	1,280	49	30	1,359
Net Income	3,881	132	64	4,077
Diluted Earnings Per Share	$3.34	$0.11	$0.06	$3.51

* Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges.

** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance.

***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results.

The above serves to reconcile the Non-GAAP financial information contained in the "2Q 2013 Highlights," "Key Financial Metrics" and "Expense Summary" discussions in the company's earnings presentation. See Slide 25 of this presentation for additional information on the use of these Non-GAAP financial measures.

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IBM
Supplemental Materials

Non-GAAP Supplemental Materials

GAAP to Operating (Non-GAAP) Bridge – 2Q YTD 2013

$ in Millions, except EPS

	GAAP	Acquisition-related Adjustments*	Retirement-related Adjustments**	Operating (Non-GAAP)
Gross Profit	$22,810	$186	$320	$23,316
SG&A	12,257	(183)	(197)	11,878
RD&E	3,193	0	(29)	3,163
Other Income & Expense	(151)	(7)	0	(158)
Total Operating Expense & Other Income	15,060	(190)	(226)	14,644
Pre-Tax Income	7,750	376	546	8,672
Tax ***	1,492	63	162	1,717
Net Income	6,258	313	384	6,955
Diluted Earnings Per Share	$5.60	$0.28	$0.35	$6.23

* Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges.

** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance.

***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results.

The above serves to reconcile the Non-GAAP financial information contained in the "Year-To-Date 2013 Results" discussions in the company's earnings presentation. See Slide 25 of this presentation for additional information on the use of these Non-GAAP financial measures.

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IBM
Supplemental Materials

Non-GAAP Supplemental Materials

GAAP to Operating (Non-GAAP) Bridge – 2Q YTD 2012

$ in Millions, except EPS

	GAAP	Acquisition-related Adjustments*	Retirement-related Adjustments**	Operating (Non-GAAP)
Gross Profit	$23,400	$181	$137	$23,718
SG&A	11,723	(171)	(69)	11,483
RD&E	3,188	0	10	3,197
Other Income & Expense	(190)	(2)	0	(192)
Total Operating Expense & Other Income	14,403	(172)	(60)	14,171
Pre-Tax Income	8,997	354	197	9,547
Tax ***	2,049	96	60	2,205
Net Income	6,948	258	137	7,342
Diluted Earnings Per Share	$5.95	$0.22	$0.12	$6.29

* Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges.

** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance.

***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results.

The above serves to reconcile the Non-GAAP financial information contained in the "Year-To-Date 2013 Results" discussions in the company's earnings presentation. See Slide 25 of this presentation for additional information on the use of these Non-GAAP financial measures.

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* Includes amortization of purchased intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges. ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance. Non-GAAP Supplemental Materials Reconciliation of Operating EPS Bridge – 2Q 2012 to 2Q 2013 The above serves to reconcile the Non-GAAP financial information contained in the “Operating EPS Bridge – 2Q12 to 2Q13” discussion in the company’s earnings presentation. See Slide 25 of this presentation for additional information on the use of these Non-GAAP financial measures. $3.22 0.14 (0.31) (0.12) $3.51 Operating (Non-GAAP) $0.16 0.00 0.10 (0.00) $0.06 Retirement-related Adjustments** $0.15 0.01 0.04 (0.01) $0.11 Acquisition-related Adjustments* $2.91 0.13 (0.45) (0.11) $3.34 GAAP 2Q12 EPS Revenue growth @ actual Margin expansion Share repurchases 2Q13 EPS Supplemental Materials

IBM
Supplemental Materials

Non-GAAP Supplemental Materials

GAAP to Operating (Non-GAAP) Bridge – 2Q 2013 and 2Q 2012

2Q 2013	GAAP	Acquisition-related Adjustments*	Retirement-related Adjustments **	Operating (Non-GAAP)
Gross Profit Margin	48.7%	0.4 pts	0.6 pts	49.7%
PTI Margin	16.6%	0.7 pts	1.1 pts	18.4%
Tax Rate ***	22.1%	(0.7 pts)	0.6 pts	22.0%
Net Income Margin	12.9%	0.7 pts	0.7 pts	14.4%
2Q 2012				
Gross Profit Margin	47.6%	0.4 pts	0.3 pts	48.2%
PTI Margin	20.0%	0.7 pts	0.4 pts	21.1%
Tax Rate ***	24.8%	0.1 pts	0.1 pts	25.0%
Net Income Margin	15.1%	0.5 pts	0.2 pts	15.8%

* Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges

** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance

***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results.

The above serves to reconcile the Non-GAAP financial information contained in the "Key Financial Metrics", "Operating non-GAAP results" and "Pre-Tax Income' discussions in the company's earnings presentation. See Slide 25 of this presentation for additional information on the use of these Non-GAAP financial measures.

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(10 pts) (1 pts) 1 pts 6 pts (2 pts) 0 pts (14 pts) (1 pts) 1 pts Operating (Non-GAAP) GAAP Non-GAAP Adjustments SG&A Currency 1 pts 0 pts Acquisitions (1 pts) 0 pts Base (14 pts) 1 pts RD&E Currency 0 pts 0 pts Acquisitions (2 pts) 0 pts Base 4 pts 1 pts Operating Expense & Other Income Currency 1 pts 0 pts Acquisitions (2 pts) 0 pts Base (11 pts) 1 pts Non-GAAP Supplemental Materials The above serves to reconcile the Non-GAAP financial information contained in the “Expense Summary” discussion in the company’s earnings presentation. See Slide 25 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials Reconciliation of B/(W) Yr/Yr Expense Drivers – 2Q 2013

Non-GAAP Supplemental Materials $17.0 (3.7) 20.7 (2.7) $18.1 12 months ended 6/30/13 3 months ended 6/30/12 Net Cash from Operations $4.4 Less: Global Financing Receivables (0.5) Net Cash from Operations (excluding GF Receivables) 4.9 Net Capital Expenditures (1.3) Free Cash Flow (excluding GF Receivables) $3.7 $ in Billions Reconciliation of Free Cash Flow (excluding GF Receivables) The above serves to reconcile the Non-GAAP financial information contained in the “Key Financial Metrics” discussion in the company’s earnings presentation. See Slide 26 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

36 Non-GAAP Supplemental Materials Europe/ME/A Japan Tivoli Security software Tivoli Storage software Global Business Services Power Systems IBM As Rptd (4%) (3%) (32%) @CC (4%) Flat (31%) Reconciliation of Revenue Growth 1Q13 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Key Financial Metrics,” “Revenue by Geography,” “Services Segments,” “Software Segment,” “Systems & Technology Segment,” discussions in the company’s earnings presentation. See Slide 25 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials 2Q13 Yr/Yr As Rptd (16%) 19% 16% @CC 3% 20% 17% As Rptd 2 pts @CC 2 pts 1Q13 Yr/Yr vs. 2Q13 Yr/Yr

Reconciliation of Debt-to-Capital Ratio June 2013 Dec. 2012 June 2012 Non-Global Financing Debt / Capital IBM Consolidated Debt / Capital 39% 66% 36% 64% 36% 61% The above serves to reconcile the Non-GAAP financial information contained in the “Balance Sheet Summary” discussion in the company’s earnings presentation. See Slide 26 of this presentation for additional information on the use of these Non-GAAP financial measures. Non-GAAP Supplemental Materials Supplemental Materials

Non-GAAP Supplemental Materials Reconciliation of Consolidated EPS The above serves to reconcile the Non-GAAP financial information contained in the “2Q 2013 Summary” discussion in the company’s earnings presentation. See Slide 25 of this presentation for additional information on the use of these Non-GAAP financial measures. 15.25 0.33 0.55 14.37 2012 13.44 (0.03) 0.41 13.06 2011 $11.67 ($0.20) $0.34 $11.52 2010 Operating EPS Non-Operating Retirement- Related Acquisition- Related EPS (As Reported) Supplemental Materials

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